Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Dominari Holdings Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	Other		$	$0.00	0.0001531	$0.00
Fees to be Paid	Equity	Preferred Stock	(2)	Other			0.00	0.0001531	0.00
Fees to be Paid	Other	Warrants	(3)	Other			0.00	0.0001531	0.00
Fees to be Paid	Other	Subscription Rights	(4)	Other			0.00	0.0001531	0.00
Fees to be Paid	Debt	Debt Securities	(5)	Other			0.00	0.0001531	0.00
Fees to be Paid	Other	Units	(6)	Other			0.00	0.0001531	0.00
Fees to be Paid	Unallocated (Universal) Shelf		(7)	457(o)		$	$2,000,000,000.00	0.0001531	$306,200.00

Total Offering Amounts:							$2,000,000,000.00		306,200.00
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$306,200.00

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Offering Note(s)

(1)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by Dominari Holdings Inc. at indeterminate prices which shall have an aggregate initial offering price not to exceed $2,000,000,000.. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $2,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by Dominari Holdings Inc. in connection with the issuance by Dominari Holdings Inc. of the securities registered hereunder. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(2)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by Dominari Holdings Inc. at indeterminate prices which shall have an aggregate initial offering price not to exceed $2,000,000,000.. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $2,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by Dominari Holdings Inc. in connection with the issuance by Dominari Holdings Inc. of the securities registered hereunder. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(3)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by Dominari Holdings Inc. at indeterminate prices which shall have an aggregate initial offering price not to exceed $2,000,000,000.. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $2,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by Dominari Holdings Inc. in connection with the issuance by Dominari Holdings Inc. of the securities registered hereunder. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

Warrants may represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder.
(4)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by Dominari Holdings Inc. at indeterminate prices which shall have an aggregate initial offering price not to exceed $2,000,000,000.. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $2,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by Dominari Holdings Inc. in connection with the issuance by Dominari Holdings Inc. of the securities registered hereunder. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

Subscription rights evidence rights to purchase any securities of Dominari Holdings Inc. registered under this registration statement.
(5)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by Dominari Holdings Inc. at indeterminate prices which shall have an aggregate initial offering price not to exceed $2,000,000,000.. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $2,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by Dominari Holdings Inc. in connection with the issuance by Dominari Holdings Inc. of the securities registered hereunder. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

Debt securities may be senior or subordinated, convertible or non-convertible and secured or unsecured.
(6)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by Dominari Holdings Inc. at indeterminate prices which shall have an aggregate initial offering price not to exceed $2,000,000,000.. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $2,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by Dominari Holdings Inc. in connection with the issuance by Dominari Holdings Inc. of the securities registered hereunder. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.
(7)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by Dominari Holdings Inc. at indeterminate prices which shall have an aggregate initial offering price not to exceed $2,000,000,000.. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $2,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by Dominari Holdings Inc. in connection with the issuance by Dominari Holdings Inc. of the securities registered hereunder. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.